UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Diamond Resorts International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1750895
(State of incorporation or organization)	(IRS Employer Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-189306

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share (the “Common Stock”), of Diamond Resorts International, Inc. (the “Company”) contained in the “Description of Capital Stock” section in the Company’s Registration Statement on Form S-1 (Registration No. 333-189306), initially filed with the Securities and Exchange Commission on June 14, 2013 and as amended from time to time, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIAMOND RESORTS INTERNATIONAL, INC.

Date: June 14, 2013	By:	/s/ David F. Palmer
	Name:	David F. Palmer
	Its:	President and Chief Executive Officer